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                                                                    Exhibit 8.11


                           Nicholas-Applegate Mutual Funds
                                  600 West Broadway
                   30th Floor
                                 San Diego, CA  92101

December __, 1996

PNC Bank, National Association
Airport Business Center
International Court 2
200 Stevens Drive
Lester, Pennsylvania  19113

Ladies and Gentlemen:

         Reference is made to the Custodian Services Agreement between us dated as of April 1, 1993 (the "Agreement").

         Pursuant to Section 2 of the Agreement, we wish to add the following Portfolio to the Agreement:

             NICHOLAS-APPLEGATE LARGE CAP GROWTH INSTITUTIONAL PORTFOLIO

         Please indicate your acceptance of this addition by signing the letter below and returning a copy to us. Thank you for your assistance regarding this matter.

Sincerely,



E. Blake Moore, Jr.
Secretary

APPOINTMENT ACCEPTED:

PNC BANK, NATIONAL ASSOCIATION


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